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                                    OFFER BY

                           K-TRON INTERNATIONAL, INC.
                              TO PURCHASE FOR CASH

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated February 16, 2000 (the "Offer to Purchase"), of K-Tron International, Inc. (the "Company") and the related Letter of Transmittal, pursuant to which the Company is offering to purchase 450,000 shares of its issued and outstanding common stock ("Shares"), for cash of $18.00 per Share, subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer").

     THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 17, 2000 UNLESS EXTENDED (THE "EXPIRATION DATE").

     The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

     Your attention is called to the following:

          (1) The purchase price is $18.00 per Share, subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

          (2) The Offer is for 450,000 of the issued and outstanding Shares of the Company and is subject to certain conditions set forth in the Offer to Purchase. Under the conditions described in the Offer to Purchase, the Company may reduce the number of Shares to be purchased, terminate or amend the Offer, or postpone acceptance for payment of, payment for, or purchase of any Shares.

          (3) The Offer is not conditioned on any minimum number of Shares being tendered.

          (4) Assuming more than 450,000 Shares are duly tendered prior to the expiration of the Offer (as may be extended), the Company will purchase Shares from tendering shareholders in accordance with the terms and conditions specified in the Offer to Purchase pro rata in accordance with the number of Shares tendered by each shareholder during the period the Offer remains open, unless the Company determines not to purchase any Shares.

          (5) Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Company pursuant to the Offer; however, a broker, dealer or other person may charge a fee for processing the transactions on behalf of shareholders. Shareholders are not required to pay a service charge to the Company or the Depositary in connection with their tender of Shares.

     If you wish to have us tender your Shares, please so instruct us by completing, executing and returning to us the instruction form included herein.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE EXPIRATION DATE AND WITHDRAWAL DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON MARCH 17, 2000, UNLESS EXTENDED.

     This Offer it not being made to (nor will tenders be accepted from or on behalf of) owners of Shares in any jurisdiction in which the Offer or its acceptance would violate the laws of such jurisdiction.
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                      INSTRUCTIONS REGARDING THE OFFER BY

                           K-TRON INTERNATIONAL, INC.

                      TO PURCHASE FOR CASH 450,000 SHARES
                              AT $18.00 PER SHARE

     THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ONLY IF SUCH FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF. THE DEPOSITARY MUST RECEIVE YOUR SHARES ON OR PRIOR TO MARCH 17, 2000.

     DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO TENDER YOUR SHARES.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 16, 2000, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by K-Tron International, Inc. (the "Company") to purchase 450,000 shares of its issued and outstanding common stock, par value $.01 per share ("Shares"), at $18.00 per Share, expiring on March 17, 2000 (or, if the Offer is extended, on the new Expiration Date), on the terms and subject to the conditions of the Offer.

     The undersigned hereby instructs you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

     The undersigned hereby represents and warrants that: (i) the undersigned has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and
(ii) the tender of such shares complies with Rule 14e-4.

                        NUMBER OF SHARES TO BE TENDERED

                              ____________ Shares*

* Unless otherwise indicated, it will be assumed by us that all of the Shares held by us for your account are to be tendered.

                               CONDITIONAL TENDER

By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Shares being purchased if any are purchased:

                              ____________ Shares

Unless this box is completed, the tender authorized hereby will be made unconditionally.

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
Account Number:                                       -----------------------------------------------------
Tax Identification or Social Security Number:         -----------------------------------------------------

                                                      -----------------------------------------------------
Name(s) of Beneficial Owner(s):                                          (PLEASE PRINT)
                                                      -----------------------------------------------------
                                                                         (PLEASE PRINT)
                                                      -----------------------------------------------------
                                                                         (PLEASE PRINT)
Address:                                              -----------------------------------------------------
                                                      -----------------------------------------------------

                                                      -----------------------------------------------------
                                                      -----------------------------------------------------
Area Code and Telephone Number:                                  (SIGNATURE OF BENEFICIAL OWNER)
                                                      -----------------------------------------------------
                                                       (SIGNATURE OF ADDITIONAL BENEFICIAL OWNER, IF ANY)
Date: ------------------------, 2000

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